Filed Pursuant to Rule 424(b)(2)
Registration No. 333-238617-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 8, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 22, 2020)

$

CenterPoint Energy Houston Electric, LLC

$                     % General Mortgage Bonds, Series AE, due 20

$                     % General Mortgage Bonds, Series AF, due 20

The 20         general mortgage bonds (the “Series AE mortgage bonds”) will bear interest at a rate of         % per year from, and including, the date of issuance and will mature on             , 20        . The 20         general mortgage bonds (the “Series AF mortgage bonds”) will bear interest at a rate of         % per year from, and including, the date of issuance and will mature on             , 20        . We refer to the Series AE mortgage bonds and the Series AF mortgage bonds collectively as the mortgage bonds. We will pay interest on each series of the mortgage bonds on              and              of each year, beginning on             , 2021. Each series of the mortgage bonds is subject to optional redemption prior to maturity at the applicable redemption price described under the caption “Description of the General Mortgage Bonds—Optional Redemption.”

Each series of the mortgage bonds will be our secured obligations under our general mortgage indenture dated October 10, 2002, as supplemented, and will be subject and junior to the prior lien of our first mortgage bonds. As of December 31, 2020, we had approximately $102 million aggregate principal amount of first mortgage bonds outstanding.

The Series AE mortgage bonds and the Series AF mortgage bonds will each be a new series of securities for which currently there is no established trading market. We do not intend to apply for the listing of either series of mortgage bonds on any securities exchange or for quotation of either series of mortgage bonds on any dealer quotation system.

Investing in the mortgage bonds involves risks. See “Risk Factors” on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series AE Mortgage Bond		Total	Per Series AF Mortgage Bond		Total
Public Offering Price(1)		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds, before expenses, to CenterPoint Energy Houston Electric, LLC(1)		%	$		%	$

(1)	Plus accrued interest from March , 2021, if settlement occurs after that date.

The underwriters expect to deliver the mortgage bonds to purchasers through the book-entry facilities of The Depository Trust Company and for the accounts of its participants, including Clearstream Banking, societé anonyme and Euroclear SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about March         , 2021.

Joint Book-Running Managers

BNP PARIBAS	Citigroup	Credit Suisse

TD Securities		Wells Fargo Securities

BNY Mellon Capital Markets, LLC		Comerica Securities

RBC Capital Markets		Truist Securities

Co-Manager

C.L. King & Associates

Prospectus Supplement dated March        , 2021

This document consists of two parts, which should be read together. The first part is this prospectus supplement, which describes the specific terms of the mortgage bonds, the specific terms of this offering and supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the general mortgage bonds and other securities that may be offered from time to time using such prospectus, some of which general information does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read this prospectus supplement and the accompanying prospectus together with any written communication prepared by us or on our behalf in connection with this offering together with the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information” and in this prospectus supplement under the heading “Incorporation By Reference.”

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication prepared by us or on our behalf. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the mortgage bonds and are not soliciting an offer to buy the mortgage bonds in any jurisdiction where the offer or sale is not permitted. The information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these respective dates.

Any information contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the prospectus. See “Incorporation By Reference” in this prospectus supplement.

The Bank of New York Mellon Trust Company, National Association, in each of its capacities referenced herein, including, but not limited to, trustee, security registrar and paying agent, has not participated in the preparation of this prospectus supplement and assumes no responsibility for its content.

i

Prospectus Supplement

We expect that delivery of the mortgage bonds offered hereby will be made against payment therefor on or about March        , 2021, which will be the                      business day following the date of pricing of the mortgage bonds (this settlement cycle being referred to as “T+                     ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the mortgage bonds on the initial pricing date of the mortgage bonds will be required, by virtue of the fact that the mortgage bonds initially will settle in T+                     , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

ii

SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the mortgage bonds. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.” Unless the context requires otherwise, the terms “we,” “our,” and “us” refer to CenterPoint Energy Houston Electric, LLC, and the term “CenterPoint Energy” refers to CenterPoint Energy, Inc., our indirect parent.

The term “Series AE mortgage bonds” refers to the         % General Mortgage Bonds, Series AE, due 20        . The term “Series AF mortgage bonds” refers to the         % General Mortgage Bonds, Series AF, due 20        . The term “mortgage bonds” refers to the Series AE mortgage bonds and the Series AF mortgage bonds, collectively.

CenterPoint Energy Houston Electric, LLC

We provide electric transmission service to transmission service customers in the Electric Reliability Council of Texas (“ERCOT”) region and distribution service to retail electric providers (“REPs”) serving approximately 2.6 million metered customers in the Texas Gulf Coast area that includes the city of Houston. We are an indirect, wholly-owned subsidiary of CenterPoint Energy, a public utility holding company.

Our principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002 (telephone number: 713-207-1111).

Recent Developments

In February 2021, Texas experienced an extreme and unprecedented winter weather event (the “February 2021 Winter Storm Event”), and an electricity generation shortage that was severely disruptive to our service territory and the wholesale generation market. While demand for electricity reached extraordinary levels due to the extreme cold, the supply of electricity significantly decreased in part because of the inability of certain power generation facilities to supply electric power to the grid.

We do not own or operate any electric generation facilities. We transmit and distribute to customers of REPs electric power that the REPs obtain from power generation facilities owned by third parties. ERCOT serves as the independent system operator and regional reliability coordinator for member electric power systems in most of Texas. To comply with ERCOT’s orders, we implemented controlled outages across our service territory, resulting in a substantial number of businesses and residents being without power, many for extended periods of time, in compliance with ERCOT’s directives as an emergency procedure to avoid prolonged large-scale state-wide blackouts and long-term damage to the electric system in Texas. In anticipation of this weather event, we implemented our emergency operations plan’s processes and procedures necessary to respond to such events, including establishing an incident command center and calling for mutual assistance from other utilities where needed, among other measures. Throughout the February 2021 Winter Storm Event, we remained in contact with our regulators and stakeholders, including federal, state and local officials, as well as the Public Utility Commission of Texas (“PUCT”) and ERCOT.

Additionally, the electricity generation shortage resulted in wholesale electricity prices increasing to their maximum allowed limit. Many REPs may face, and several have faced, financial difficulties due to their inability to recover these high prices from their customers, and any such financial difficulties may impair the ability of these REPs to pay for our services or could cause them to delay such payments. On February 21, 2021, in response to the 2021 February Winter Storm Event, the PUCT issued an order prohibiting REPs from sending a request to transmission and distribution utilities (“TDUs”) to disconnect such REPs’ customers for non-payment, effective February 21, 2021. As a result of this order, in the event a request for disconnect is received from a REP, we will not execute any such disconnect request until the PUCT issues orders for disconnects to resume. As of March 5, 2021, the amount of late payments owed by REPs to us was approximately $2 million.

Various regulatory and governmental entities have announced that they intend to conduct inquiries, investigations and other reviews of the February 2021 Winter Storm Event and the efforts made by various entities to prepare for, and respond to, this event, including the electric generation shortfall issues. Entities that have already announced that they plan to conduct or are conducting such inquiries, investigations and other reviews include the United States Congress, the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation (“NERC”), the Texas Reliability Entity, ERCOT, Texas government entities and officials such as the Texas Governor’s office, the Texas Legislature, the Texas Attorney General, the PUCT, the City of Houston and other municipal and county entities in our service territory, among others entities. The Texas Legislature has conducted in late February and March initial hearings on the February 2021 Winter Storm Event. Since the February 2021 Winter Storm Event, seven members of the board of ERCOT have resigned, and the board of ERCOT has also voted to remove ERCOT’s president and chief executive officer. On March 1, 2021, the Chairwoman of the PUCT resigned. Like other Texas TDUs, we may become involved in certain of these investigations, litigation or other regulatory and legal proceedings regarding their efforts to restore power and their compliance with NERC, ERCOT and PUCT rules and directives. We are subject to, and may be subject to further, litigation. Such claims include, or could in the future include, wrongful death, personal injury and property damage claims, lawsuits for impacts on businesses and other organizations and entities and shareholder claims, among other claims or litigation matters. As of March 5, 2021, we or CenterPoint Energy have been named as a defendant in approximately 30 lawsuits related to the February 2021 Winter Storm Event. We intend to vigorously defend ourselves against the claims raised. We are unable to predict the consequences of any of the aforementioned inquiries, investigations and other reviews, litigation, proceedings or matters or to estimate a range of potential losses which may have a material and adverse impact on our results of operations, cash flows and financial condition.

For additional details and uncertainties regarding the February 2021 Winter Storm Event’s impact on us, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Significant Events—February 2021 Winter Storm Event” in Item 7 of Part II and “Risk Factors—The February 2021 Winter Storm Event has caused severe disruptions to our customers and our markets in certain of our jurisdictions and could have a material adverse impact to our financial condition, results of operations, cash flows and liquidity.” in Item 1A of Part I included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Offering

Issuer	CenterPoint Energy Houston Electric, LLC

Bonds Offered	$ million aggregate principal amount of % general mortgage bonds, Series AE, due 20 .

$ million aggregate principal amount of % general mortgage bonds, Series AF, due 20 .

Maturity Date	, 20 for the Series AE mortgage bonds.
, 20 for the Series AF mortgage bonds.

Interest Payment Dates	and , commencing on , 2021 for each series of the mortgage bonds.

Ranking	The mortgage bonds will be our secured obligations under our general mortgage indenture dated October 10, 2002, as supplemented (defined in “Description of the General Mortgage Bonds” as the indenture), and will be subject and junior to the prior lien of our first mortgage bonds. As of December 31, 2020, we had approximately $102 million aggregate principal amount of first mortgage bonds outstanding.

The mortgage bonds will rank on a parity with our other general mortgage bonds. As of December 31, 2020, we had approximately $4.2 billion aggregate principal amount of general mortgage bonds outstanding, including $68 million aggregate principal amount of general mortgage bonds collateralizing debt of CenterPoint Energy which are not reflected in our financial statements because of the contingent nature of the general mortgage bond obligations.

Optional Redemption	We may redeem all or a part of the mortgage bonds at any time and from time to time on any date prior to , 20 , in the case of the Series AE mortgage bonds, or , 20 , in the case of the Series AF mortgage bonds, by paying the greater of (a) 100% of the principal amount thereof and (b) the applicable “make-whole” amount based on U.S. treasury rates as specified in this prospectus supplement under “Description of the General Mortgage Bonds—Optional Redemption” plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding the redemption date. At any time on or after , 20 , in the case of the Series AE mortgage bonds, or , 20 , in the case of the Series AF mortgage bonds, we may redeem the applicable series of the mortgage bonds by paying 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Lack of Public Market for the Mortgage Bonds	Each series of the mortgage bonds will be a new series of securities for which currently there is no established trading market. We cannot provide any assurance about:

•	the liquidity of any markets that may develop for either series of the mortgage bonds;

•	your ability to sell the mortgage bonds; or

•	the prices at which you will be able to sell the mortgage bonds.

Future trading prices of the mortgage bonds will depend on many factors, including:

•	prevailing interest rates;

•	our operating results;

•	the ratings of the mortgage bonds; and

•	the market for similar securities.

We do not intend to apply for listing of either series of the mortgage bonds on any securities exchange or for quotation of either series of the mortgage bonds on any dealer quotation system.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” on page S-5 of this prospectus supplement before deciding whether to invest in the mortgage bonds.

Governing Law	The indenture and the mortgage bonds are governed by, and construed in accordance with, the laws of the State of New York except to the extent that the law of any jurisdiction where any portion of the mortgaged property is located will govern the creation, perfection, priority or enforcement of the lien of the indenture, or the exercise of remedies with respect to such portions of the mortgaged property.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discounts and estimated expenses of the offering payable by us, are expected to be approximately $ billion. We intend to use the net proceeds from this offering for general limited liability company purposes, including capital expenditures and the repayment of (i) all of our outstanding $102 million of 9.15% first mortgage bonds due 2021, (ii) all of our outstanding $300 million of 1.85% general mortgage bonds due 2021, and (iii) all or a portion of our borrowings under the CenterPoint Energy money pool. See “Use of Proceeds” in this prospectus supplement.

Minimum Denomination	The mortgage bonds will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee, Security Registrar and Paying Agent	The Bank of New York Mellon Trust Company, National Association (as successor to JPMorgan Chase Bank).

RISK FACTORS

You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (2020 Form 10-K), the following information about risks, as well as risks arising from any legal proceedings identified or referenced in “Legal Proceedings” in Part 1, Item 3 of our 2020 Form 10-K, as they may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC, together with the other information contained in this prospectus supplement and the accompanying prospectus, before making an investment in the mortgage bonds.

Risks Related to the Mortgage Bonds

We cannot assure you that an active trading market will develop for either series of the mortgage bonds.

The Series AE mortgage bonds and Series AF mortgage bonds will each be a new series of securities for which currently there is no established trading market. We do not intend to apply for the listing of either series of the mortgage bonds on any securities exchange or for quotation of either series of the mortgage bonds on any dealer quotation system. We cannot assure you that a trading market will develop for either series of the mortgage bonds. Even if a market for a series of the mortgage bonds does develop, we cannot assure you that there will be liquidity in that market or that such mortgage bonds might not trade for less than their original value or face amount. The liquidity of any market for a series of the mortgage bonds will depend on the number of holders of those mortgage bonds, the interest of securities dealers in making a market in the mortgage bonds and other factors. If a liquid market for a series of the mortgage bonds does not develop, you may be unable to resell such series of the mortgage bonds for a long period of time, if at all. This means you may not be able to readily convert your mortgage bonds into cash, and the mortgage bonds may not be accepted as collateral for a loan.

Even if a market for a series of the mortgage bonds develops, trading prices could be higher or lower than the initial offering price. The price of such mortgage bonds will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of the mortgage bonds, independent of our financial performance.

The indenture limits the ability of security holders to bring suit, waive defaults and amend the indenture.

The indenture provides that the consent of holders of certain minimum percentages of the aggregate principal amount of mortgage bonds and additional general mortgage bonds outstanding under the indenture is required to waive certain defaults, bring suit and, with exceptions, amend the indenture. Your consent to such actions will not be effective unless consents are received from the holders of the required minimum amount of such mortgage bonds and other general mortgage bonds. Further, even if you do not consent to such actions, those actions may still be taken if consented to by the holders of the required minimum amount of such mortgage bonds and other general mortgage bonds.

The indenture provides that the trustee or the holders of 33% or more in aggregate principal amount of mortgage bonds and additional general mortgage bonds outstanding under the indenture may declare the principal amount of the mortgage bonds and additional general mortgage bonds to be due and payable immediately if an event of default shall occur and be continuing.

Ratings of the mortgage bonds may change and affect the market prices and marketability of the mortgage bonds.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the mortgage bonds, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events. Neither the holders of the Series AE mortgage bonds nor the Series AF mortgage bonds will have any recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of either series of the mortgage bonds.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $            billion after deducting the underwriting discounts and estimated expenses of the offering payable by us. We intend to use the net proceeds from this offering for general limited liability company purposes, including capital expenditures and the repayment of (i) all of our outstanding $102 million of 9.15% first mortgage bonds due 2021, which mature on March 15, 2021, (ii) all of our outstanding $300 million of 1.85% general mortgage bonds due 2021, which mature on June 1, 2021, and (iii) all or a portion of our borrowings under the CenterPoint Energy money pool. Proceeds from the borrowings from the CenterPoint Energy money pool were used for general limited liability company purposes, including capital expenditures. On December 31, 2020, we had approximately $8 million of borrowings under the CenterPoint Energy money pool at a weighted average annual interest rate of 0.24%.

Pending application of the net proceeds of this offering for the foregoing purposes, we may invest such net proceeds in the CenterPoint Energy money pool or in various instruments which may include, but would not be limited to, short-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

We expect the sales of the Series AE mortgage bonds and the Series AF mortgage bonds will take place concurrently. However, the sales of the Series AE mortgage bonds and the Series AF mortgage bonds are not conditioned upon each other and we may consummate the sale of one series and not the other or consummate the sales at different times.

CAPITALIZATION

The following table sets forth our short-term debt and capitalization as of December 31, 2020. No adjustments have been made for:

•	the issuance of the mortgage bonds in this offering or the use of proceeds therefrom, as discussed in “Use of Proceeds” above; or

•	any changes in short-term debt after December 31, 2020.

This table should be read in conjunction with our consolidated financial statements and related notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2020 Form 10-K.

	December 31, 2020

	Actual	%
	(In millions)
Short-Term Debt:
Current Portion of Transition and System Restoration Bonds	$211	3%
Current Portion of Long-Term Debt	402	5%
Notes Payable—Affiliated Companies	8	0%

Total Short-Term Debt	621	8%

Long-Term Debt:
First Mortgage Bonds	—	0%
General Mortgage Bonds(1)	3,870	48%
Bank Loans	—	0%
Transition and System Restoration Bonds	536	7%
Other	—	0%

Total Long-Term Debt	4,406	54%

Total Dept	5,027	62	%(2)
Member’s Equity	3,111	38%

Total Capitalization and Short-Term Debt	$8,138	100%

(1)	Does not include $68 million of general mortgage bonds that collateralize pollution control bonds that are obligations of CenterPoint Energy.
(2)

Excluding transition and system restoration bonds for which a dedicated revenue stream exists, our total debt at December 31, 2020 was approximately 58% of our total capitalization and short-term debt.

DESCRIPTION OF THE GENERAL MORTGAGE BONDS

General

Each series of the mortgage bonds offered by this prospectus supplement will be issued as a new series of general mortgage bonds under the General Mortgage Indenture, dated as of October 10, 2002, between us and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee (the trustee), as amended and supplemented (the indenture). The descriptions under this heading and under “Description of Our General Mortgage Bonds” in the accompanying prospectus are summaries of the material provisions of the mortgage bonds and the indenture. Such summaries do not purport to be complete and are qualified in their entirety by reference to the indenture and the mortgage bonds, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. We urge you to read the indenture because it, not this description, defines your rights as a holder of the mortgage bonds. References to article and section numbers in this prospectus supplement, unless otherwise indicated, are references to article and section numbers of the indenture.

As of the date of this prospectus supplement, general mortgage bonds have been issued and are outstanding in an aggregate principal amount equal to approximately $4.2 billion and additional general mortgage bonds may be issued under the indenture, without limitation as to aggregate principal amount, on the basis of property additions, retired bonds or cash deposited with the trustee. Please read “—Issuance of Mortgage Bonds.” The mortgage bonds, the previously issued general mortgage bonds and any additional general mortgage bonds issued under the indenture are collectively referred to as the “indenture bonds.”

The Series AE mortgage bonds will bear interest at the rate of         % per annum. The Series AF mortgage bonds will bear interest at the rate of         % per annum. Interest on each series of the mortgage bonds is payable semi-annually in arrears on each              and              , commencing              , 2021 (each such date with respect to each series, an interest payment date), to the persons in whose names they are registered at the close of business on the              and              , respectively, immediately preceding the applicable interest payment date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise) will be payable to the registered bondholder to whom principal is payable. Each series of the mortgage bonds will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.

The Series AE mortgage bonds mature on              , 20            . The Series AF mortgage bonds mature on              , 20            . Each series of the mortgage bonds are subject to optional redemption before their maturity as described below. The mortgage bonds are not entitled to the benefit of any sinking fund.

The mortgage bonds are initially issuable in book-entry form. Initially, Cede & Co., as nominee for The Depository Trust Company, or DTC, will be the registered owner of the mortgage bonds and references herein to the bondholders, holders, owners or registered owners of the mortgage bonds shall mean Cede & Co. and not the beneficial owners of the mortgage bonds. Beneficial owners of the mortgage bonds will not receive or have the right to receive bond certificates except as hereinafter provided. Please read “—Book-Entry Delivery and Settlement.”

The Series AE mortgage bonds are initially being offered in the principal amount of $            . The Series AF mortgage bonds are initially being offered in the principal amount of $            . We may, without the consent of the holders of the mortgage bonds, increase the principal amount of a series of the mortgage bonds and issue additional mortgage bonds of such series having the same ranking, interest rate, maturity and other terms (other than the date of initial issuance, the price to public, and, in some circumstances, the initial interest accrual date and initial interest payment date) as the mortgage bonds of such series being offered hereby, but we will not reopen a series unless the additional mortgage bonds are fungible with the previously issued mortgage bonds of that series for U.S. federal income tax purposes or such additional mortgage bonds are issued with a separate

CUSIP number. Any such additional mortgage bonds of a series would, together with the mortgage bonds of such series being offered hereby, constitute a single series of securities under the indenture and may be treated as a single class for all purposes under the indenture, including, without limitation, voting, waivers and amendments.

Optional Redemption

Each series of the mortgage bonds may be redeemed in whole at any time or in part from time to time, at our option, on any date prior to              , 20            , in the case of the Series AE mortgage bonds, or on any date prior to              , 20            , in the case of the Series AF mortgage bonds, at a redemption price equal to the greater of:

•	100% of the principal amount of the mortgage bonds of such series then outstanding to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the mortgage bonds of such series to be redeemed that would be due if such mortgage bonds matured on              , 20            , in the case of the Series AE mortgage bonds, or on              , 20            , in the case of the Series AF mortgage bonds, but for the redemption (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus              basis points in the case of the Series AE mortgage bonds and            plus basis points in the case of the Series AF mortgage bonds;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

At any time on or after              , 20        , in the case of the Series AE mortgage bonds, or              , 20            , in the case of the Series AF mortgage bonds, we may redeem the Series AE mortgage bonds or Series AF mortgage bonds, respectively, in whole or in part, at our option, by paying 100% of the principal amount of mortgage bonds to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“treasury rate” means, with respect to any redemption date:

•

the yield calculated on the third business day preceding the redemption date, as follows: for the latest day that appears in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor publication) (“H.15”) under the caption “Treasury Constant Maturities—Nominal”, the independent investment banker shall select two yields—one for the maturity immediately before and one for the maturity immediately after the remaining maturity of the mortgage bonds (assuming the mortgage bonds matured on              , 20            , in the case of the Series AE mortgage bonds, or on              , 20            , in the case of the Series AF mortgage bonds)—and shall interpolate on a straight-line basis using such yields; if there is no such maturity either before or after, the independent investment banker shall select the maturity closest to              , 20            , in the case of the Series AE mortgage bonds or              , 20            , in the case of the Series AF mortgage bonds, that appears on the release; or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable comparable treasury issue, calculated by the independent investment banker using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated by the independent investment banker on the third business day preceding the date fixed for redemption.

“comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term (remaining life) of the mortgage bonds to be redeemed (assuming for this purpose that the mortgage bonds matured on                  , 20                , in the case of the Series AE mortgage bonds or                  , 20                , in the case of the Series AF mortgage bonds, as applicable) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such mortgage bonds.

“comparable treasury price” means (a) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (b) if the independent investment banker obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“independent investment banker” means one of the reference treasury dealers appointed by us.

“reference treasury dealer” means each of (a) BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC and each of their respective affiliates or successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer and (b) any other primary treasury dealer selected by us after consultation with the independent investment banker.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the applicable comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The trustee, at the written direction of the company, will send a notice of redemption to each holder of mortgage bonds to be redeemed by first-class mail (or in accordance with the procedures of The Depository Trust Company with respect to mortgage bonds registered in the name of Cede & Co.) at least 15 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the mortgage bonds or portions thereof called for redemption on the date fixed for redemption. If fewer than all of the mortgage bonds of a series are to be redeemed, not more than 60 days prior to the redemption date, the particular mortgage bonds of that series or portions thereof called for redemption will be selected from the outstanding mortgage bonds of that series not previously called by such method as the trustee deems fair and appropriate. In the case of a partial redemption of mortgage bonds registered in the name of Cede & Co, the mortgage bonds to be redeemed will be determined in accordance with the procedures of The Depository Trust Company.

Book-Entry Delivery and Settlement

We will issue each series of the mortgage bonds in the form of one or more global securities in definitive, fully registered form. The global securities will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will remain in the custody of the trustee.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC. DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Neither we nor the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

ownership of the mortgage bonds will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the mortgage bonds represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in mortgage bonds represented by a global security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the mortgage bonds represented by that global security for all purposes under the indenture and under the mortgage bonds. Except as provided below, owners of beneficial interests in a global security will not be entitled to have mortgage bonds represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated mortgage bonds and will not be considered the owners or holders thereof under the indenture or under the mortgage bonds for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of mortgage bonds under the indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of mortgage bonds by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the mortgage bonds.

Payments on each series of the mortgage bonds represented by the global securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the mortgage bonds represented by a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Initial settlement for the mortgage bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Although DTC has agreed to the foregoing procedures to facilitate transfers of the mortgage bonds among its participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Secondary market trading between Clearstream Banking, société anonyme (“Clearstream”) participants and/or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certificated Mortgage Bonds

Certificated mortgage bonds of each series will be issued to each person that DTC identifies as the beneficial owner of the mortgage bonds represented by the global securities, upon surrender by DTC of the global securities, if (i) we notify the trustee in writing that DTC or any successor depositary (the “depositary”) is no longer willing or able to act as a depositary for the global securities or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) we, at our option and subject to DTC procedures, notify the trustee in writing that we elect to cause the issuance of mortgage bonds in definitive form under the indenture or (iii) upon the occurrence of certain other events as provided pursuant to the indenture.

Issuance of Mortgage Bonds

As of December 31, 2020, the aggregate principal amount of additional general mortgage bonds and first mortgage bonds that could be issued was approximately $4.3 billion based on retired bonds and 70% of property additions. We have contractually agreed, subject to certain exceptions, that we will not issue additional first mortgage bonds.

Outstanding General Mortgage Bonds and Basis for the Issuance of the Mortgage Bonds

As of December 31, 2020, we have outstanding approximately $4.3 billion aggregate principal amount of general mortgage bonds, including:

•

approximately $68 million aggregate principal amount of general mortgage bonds issued to trustees under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities. These general mortgage bonds secure the obligation of CenterPoint Energy under various installment payment and bond amortization agreements to pay installments of principal and interest that support the related pollution control bonds; and

•	approximately $4.2 billion aggregate principal amount of general mortgage bonds issued directly to the public.

The mortgage bonds will be established in the Thirtieth Supplemental Indenture between us and the trustee and will be issued on the basis of property additions.

The Trustee

The Bank of New York Mellon Trust Company, National Association is the trustee under the indenture and will be the principal paying agent and registrar for the mortgage bonds. As of December 31, 2020, the trustee served as trustee for approximately $4.3 billion aggregate principal amount of our debt securities and pollution control bonds issued on our behalf. In addition, the trustee serves as trustee for debt securities of our parent company, CenterPoint Energy, and some of its subsidiaries, aggregating approximately $5.3 billion as of December 31, 2020. CenterPoint Energy maintains brokerage relationships with the trustee and its affiliates, each of whom may maintain other relationships with CenterPoint Energy or its affiliates in the ordinary course of business in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the acquisition, ownership and disposition of the mortgage bonds issued pursuant to this offering. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this offering, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the mortgage bonds.

This discussion is limited to holders who purchase the mortgage bonds in this offering for cash at a price equal to the issue price of the applicable series of mortgage bonds (i.e., the first price at which a substantial amount of the series of mortgage bonds is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the mortgage bonds as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	brokers or dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding mortgage bonds as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	banks or other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•

U.S. holders (as defined below) required to accelerate the recognition of any item of gross income with respect to the mortgage bonds as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code); and

•	partnerships, S corporations and other pass-through entities or arrangements and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds mortgage bonds, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. If you are a partner of a partnership considering an investment in the mortgage bonds, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the mortgage bonds.

INVESTORS CONSIDERING THE PURCHASE OF MORTGAGE BONDS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE MORTGAGE BONDS UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Certain Additional Payments

In certain circumstances (see “Description of the General Mortgage Bonds—Optional Redemption”), we may be obligated to pay amounts with respect to the mortgage bonds that are in excess of stated interest on or principal of the mortgage bonds and/or pay amounts in redemption of the mortgage bonds prior to their stated maturity. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the mortgage bonds and therefore that these provisions do not cause the mortgage bonds to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. However, additional income will be recognized to a holder of mortgage bonds if any such additional payment is made. Our position that the contingencies described above are remote is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, then the mortgage bonds could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the mortgage bonds and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a mortgage bond. The remainder of this discussion assumes that the mortgage bonds will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the mortgage bonds.

Tax Consequences to U.S. Holders

The following summary will apply to you if you are a U.S. holder of the mortgage bonds. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a mortgage bond and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Interest on the Mortgage Bonds

Interest on the mortgage bonds generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of tax accounting for U.S. federal income tax purposes.

Disposition of the Mortgage Bonds

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a mortgage bond equal to the difference, if any, between the proceeds you receive

(excluding any proceeds attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the mortgage bond. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the mortgage bond. Your adjusted tax basis in the mortgage bond will generally equal the amount you paid for the mortgage bond. Any gain or loss will be long-term capital gain or loss if you held the mortgage bond for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of, mortgage bonds held by you, and backup withholding will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain United States citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the mortgage bonds, less certain deductions. You are encouraged to consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.

Tax Consequences to Non-U.S. Holders

The following summary will apply to you if you are a non-U.S. holder of mortgage bonds. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of mortgage bonds that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Mortgage Bonds

Subject to the discussion of backup withholding and FATCA withholding below, payments to you of interest on the mortgage bonds generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our equity entitled to vote;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•

you are not a bank whose receipt of interest on the mortgage bonds is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the mortgage bonds is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form

W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If you hold the mortgage bonds through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under an income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. (See “—Income or Gain Effectively Connected with a U.S. Trade or Business.”)

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

Disposition of the Mortgage Bonds

Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax on any gain (excluding any amount attributable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Interest on the Mortgage Bonds”) realized on the sale, redemption, exchange, retirement or other taxable disposition of a mortgage bond unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable); or

•	you are a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the mortgage bonds or gain from the sale, redemption, exchange, retirement or other taxable disposition of the mortgage bonds is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed

IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a mortgage bond and gain recognized on the disposition of a mortgage bond will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.

Information Reporting and Backup Withholding

Payments to you of interest on a mortgage bond, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.

Backup withholding generally will not apply to payments to you of interest on a mortgage bond if the certification described in “—Tax Consequences to Non-U.S. Holders—Interest on the Mortgage Bonds” is duly provided or you otherwise establish an exemption.

Proceeds from the disposition of a mortgage bond effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any proceeds from the disposition of a mortgage bond effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a mortgage bond effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Withholding on Payments to Certain Foreign Entities

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on the mortgage bonds if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a mortgage bond on or after January 1, 2019, proposed U.S. Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury Regulations until they are revoked or final U.S. Treasury Regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of mortgage bonds might be eligible for refunds or credits of such taxes. You are urged to consult your tax advisor regarding the effects of FATCA on your investment in the mortgage bonds.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE MORTGAGE BONDS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below for each series of the mortgage bonds, for whom BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally, and not jointly, agreed to purchase from us, the principal amount of mortgage bonds set forth opposite its name below.

Underwriter	Principal Amount of Series AE Mortgage Bonds	Principal Amount of Series AF Mortgage Bonds
	$	$
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
TD Securities (USA) LLC
Wells Fargo Securities, LLC.
BNY Mellon Capital Markets, LLC
Comerica Securities, Inc.
RBC Capital Markets, LLC
Truist Securities, Inc.
C.L. King & Associates, Inc.

Total	$	$

The underwriters are offering the mortgage bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the mortgage bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they propose to initially offer the mortgage bonds to the public at the offering prices appearing on the cover page of this prospectus supplement and may also offer the mortgage bonds to dealers at a price that represents a concession not in excess of        % and         % of the principal amount of the Series AE mortgage bonds and Series AF mortgage bonds, respectively. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of         % and         % of the principal amount of the Series AE mortgage bonds and Series AF mortgage bonds, respectively. After the initial offering of the mortgage bonds, the underwriters may from time to time vary the offering pricing and other selling terms.

The obligations of the underwriters, including their agreement to purchase the mortgage bonds from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the mortgage bonds of each series if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters under the agreement may be increased or the offering of mortgage bonds may be terminated.

Each series of the mortgage bonds will be a new series of securities for which currently there is no established trading market. We do not intend to apply for listing of either series of the mortgage bonds on any securities exchange or for quotation of either series of the mortgage bonds on any dealer quotation system.

The underwriters have advised us that they intend to make a market in each series of the mortgage bonds after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for either series of the mortgage bonds or that a public trading market for the mortgage bonds will develop.

In connection with the offering of the mortgage bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the mortgage bonds. Specifically, the underwriters may overallot in connection with the offering of the mortgage bonds, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the mortgage bonds in the open market to cover short positions or to stabilize the price of the mortgage bonds. Finally, the underwriters may reclaim selling concessions allowed for distributing the mortgage bonds in the offering, if the underwriters repurchase previously distributed mortgage bonds in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the mortgage bonds above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

We estimate that our share of the total expenses of the offering, excluding the underwriting discounts will be approximately $2.4 million.

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We expect that delivery of the mortgage bonds offered hereby will be made against payment therefor on or about March            , 2021, which will be the                    business day following the date of pricing of the mortgage bonds (this settlement cycle being referred to as “T+                    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the mortgage bonds on the initial pricing date of the mortgage bonds will be required, by virtue of the fact that the mortgage bonds initially will settle in T+                    , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters and their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge and certain of these underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the mortgage bonds offered hereby. Any credit default swaps or short positions could adversely affect future trading prices of the mortgage bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

The mortgage bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the mortgage bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the mortgage bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the mortgage bonds in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the mortgage bonds. Neither this prospectus supplement nor the accompanying prospectus are prospectuses for purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The mortgage bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the mortgage bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the mortgage bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of mortgage bonds in the UK will be made pursuant to an exemption under the UK Prospectus Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or “Exempt Investors,” available under section 708 of the Corporations Act.

The mortgage bonds may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the mortgage bonds may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any mortgage bonds may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the mortgage bonds, you represent and warrant to us that you are an Exempt Investor.

As any offer of mortgage bonds under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the mortgage bonds you undertake to us that you will not, for a period of 12 months from the date of issue of the mortgage bonds, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

The mortgage bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the mortgage bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the mortgage bonds. The mortgage bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the mortgage bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the mortgage bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the mortgage bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the mortgage bonds. Accordingly, no person may issue or have in its possession for the purpose of issue, this prospectus supplement, the accompanying prospectus or any advertisement, invitation or document relating to the mortgage bonds which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong, except (i) where the mortgage bonds are only intended to be offered to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder), (ii) in circumstances which do not result in this prospectus supplement or the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) (“CO”), or (iii) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the mortgage bonds is personal to the person to whom this prospectus supplement and the accompanying prospectus have been delivered, and a subscription for the mortgage bonds will only be accepted from such person. No person to whom a copy of this prospectus supplement or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The mortgage bonds offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”). The mortgage bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines promulgated by the relevant Japanese governmental and regulatory authorities in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the mortgage bonds may not be circulated or distributed, nor may the mortgage bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the mortgage bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the mortgage bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The mortgage bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the mortgage bonds in Taiwan.

Notice to Prospective Investors in Korea

The mortgage bonds may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The mortgage bonds have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the mortgage bonds may not be resold to Korean residents unless the purchaser of the mortgage bonds complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the mortgage bonds.

Notice to Prospective Investors in the United Arab Emirates

The mortgage bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Dubai Financial Services Authority or the Abu Dhabi Global Market’s Financial Services Regulatory Authority (FSRA).

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas will pass on the validity of the mortgage bonds offered in this prospectus supplement. Monica Karuturi, Esq., our Senior Vice President and General Counsel, may pass on other legal matters for us. Hunton Andrews Kurth LLP, New York, New York will pass on certain legal matters for the underwriters.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from CenterPoint Energy Houston Electric, LLC’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus supplement, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•	the recording of impairment charges;

•

industrial, commercial and residential growth in our service territories and changes in market demand, including the demand for our non-utility products and services and effects of energy efficiency measures and demographic patterns;

•	timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment;

•	future economic conditions in regional and national markets and their effect on sales, prices and costs;

•	weather variations and other natural phenomena, including the impact of severe weather events on operations and capital, including impacts from the February 2021 Winter Storm Event;

•

the COVID-19 pandemic and its effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behaviors relating thereto;

•

volatility and a substantial recent decline in the markets for oil and natural gas as a result of the actions of crude-oil exporting nations and the Organization of Petroleum Exporting Countries and reduced worldwide consumption due to the COVID-19 pandemic;

•

state and federal legislative and regulatory actions or developments affecting various aspects of our businesses, including, among others, energy deregulation or re-regulation and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses;

•

tax legislation, including the effects of the Coronavirus Aid, Relief, and Economic Security Act and of the tax reform legislation informally called the Tax Cuts and Jobs Act of 2017 (which includes but is not limited to any potential changes to tax rates, tax credits and/or interest deductibility), as well as any changes under the Biden administration, and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•	actions by credit rating agencies, including any potential downgrades to credit ratings;

•

matters affecting regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates;

•

the availability and prices of raw materials and services and changes in labor for current and future construction projects and operations and maintenance costs, including our ability to control such costs;

•	local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change;

•	the impact of unplanned facility outages or other closures;

•

any direct or indirect effects on our facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt our businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences;

•	our ability to fund and invest planned capital and the timely recovery of our investments;

•	the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•	the investment performance of CenterPoint Energy’s pension and postretirement benefit plans;

•	changes in interest rates and their impact on costs of borrowing and the valuation of CenterPoint Energy’s pension benefit obligation;

•

commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	changes in rates of inflation;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers;

•	the extent and effectiveness of our risk management and hedging activities, including, but not limited to financial and weather hedges;

•	timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs;

•	the ability of REPs, including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., to satisfy their obligations to us;

•

CenterPoint Energy’s potential business strategies and strategic initiatives, including any recommendations of the Business Review and Evaluation Committee of the Board of Directors of CenterPoint Energy, restructurings, joint ventures and acquisitions or dispositions of assets or businesses, which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy;

•	acquisition and merger activities involving us or our competitors, including the ability to successfully complete merger, acquisition and divestiture plans;

•	our ability to recruit, effectively transition and retain management and key employees and maintain good labor relations;

•	the outcome of litigation;

•	changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation;

•	the timing and outcome of any audits, disputes and other proceedings related to taxes;

•	the effective tax rates;

•	political and economic developments, including energy and environmental policies under the Biden administration;

•	the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•	the effect of changes in and application of accounting standards and pronouncements; and

•

other factors we discuss in “Risk Factors” beginning on page S-5 of this prospectus supplement, under “Risk Factors” in Item 1A of Part I of our 2020 Form 10-K, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated herein by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a Web site that contains information we filed electronically with the SEC, which you can access at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus supplement and does not constitute a part of this prospectus supplement.

This prospectus supplement, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the mortgage bonds we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus supplement (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the mortgage bonds are sold:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•	our Current Report on Form 8-K filed on February 4, 2021.

From time to time, we, CenterPoint Energy and CenterPoint Energy Resources Corp. file combined reports with the SEC. We do not intend to incorporate by reference into this prospectus supplement information relating to CenterPoint Energy and its subsidiaries (other than us and our consolidated subsidiaries), and we make no representations as to the information relating to CenterPoint Energy and its subsidiaries (other than us and our consolidated subsidiaries) contained in such combined reports.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy Houston Electric, LLC

Attn: Investor Relations

P.O. Box 4567

Houston, Texas 77210-4567

(713) 207-6500

PROSPECTUS

CenterPoint Energy Houston Electric, LLC

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

GENERAL MORTGAGE BONDS

This prospectus relates to general mortgage bonds that we may offer from time to time. We will provide additional terms of the general mortgage bonds in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the general mortgage bonds. No person may use this prospectus to offer and sell the general mortgage bonds unless a prospectus supplement accompanies this prospectus.

Investing in the general mortgage bonds involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Using this process, we may offer the general mortgage bonds (mortgage bonds) described in this prospectus in one or more offerings. Each time we use this prospectus to offer mortgage bonds, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the mortgage bonds. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us or any underwriter specifying the final terms of a particular offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

References in this prospectus to the terms “we,” “us,” “our” or other similar terms mean CenterPoint Energy Houston Electric, LLC and its subsidiaries, and references to “CenterPoint Energy” mean our indirect parent, CenterPoint Energy, Inc., unless the context clearly indicates otherwise.

The Bank of New York Mellon Trust Company, National Association, in its capacity as trustee for the mortgage bonds, has not participated in the preparation of this prospectus and assumes no responsibility for its content.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a Web site that contains information we filed electronically with the SEC, which you can access at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the mortgage bonds we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the mortgage bonds are sold:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (except for Items 6, 7, 7A and 8, which have been superseded by Items included in the Current Report on Form 8-K filed on May 19, 2020);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and

•	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 19, 2020, March 6, 2020, March 9, 2020, April 2, 2020, April 7, 2020 and May 19, 2020.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy Houston Electric, LLC

c/o CenterPoint Energy, Inc.

Attn: Investor Relations

P.O. Box 4567

Houston, Texas 77210-4567

(713) 207-6500

ABOUT CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

We provide electric transmission and distribution services to retail electric providers (REPs) serving approximately 2.5 million metered customers in the Texas Gulf Coast area that includes the city of Houston. We are an indirect, wholly-owned subsidiary of CenterPoint Energy, Inc. (CenterPoint Energy), a public utility holding company.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-1111).

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•

the COVID-19 pandemic and its effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behaviors relating thereto;

•

volatility and a substantial recent decline in the markets for oil and natural gas as a result of the actions of crude-oil exporting nations and the Organization of Petroleum Exporting Countries and reduced worldwide consumption due to the COVID-19 pandemic;

•

industrial, commercial and residential growth in our service territories and changes in market demand, including the demand for our non-utility products and services and effects of energy efficiency measures and demographic patterns;

•	timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment;

•	future economic conditions in regional and national markets and their effect on sales, prices and costs;

•	weather variations and other natural phenomena, including the impact of severe weather events on operations and capital;

•

state and federal legislative and regulatory actions or developments affecting various aspects of our business, including, among others, energy deregulation or re-regulation, and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated business;

•

tax legislation, including the effects of the Coronavirus Aid, Relief and Economic Security Act and of the tax reform legislation informally called the Tax Cuts and Jobs Act of 2017 (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•	actions by credit rating agencies, including any potential downgrades to credit ratings;

•

problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates;

•	the availability and prices of raw materials and services and changes in labor for current and future construction projects;

•	local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change;

•	the impact of unplanned facility outages or other closures;

•

any direct or indirect effects on our facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt our business or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences;

•	our ability to invest planned capital and the timely recovery of our investments;

•	our ability to control operation and maintenance costs;

•	the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•	the investment performance of CenterPoint Energy’s pension and postretirement benefit plans;

•	changes in interest rates and their impact on costs of borrowing and the valuation of CenterPoint Energy’s pension benefit obligation;

•

commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	changes in rates of inflation;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers;

•	the extent and effectiveness of our risk management and hedging activities, including, but not limited to financial and weather hedges and commodity risk management activities;

•	timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs;

•	the ability of retail electric providers (“REPs”), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to us;

•

our potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, which we cannot assure will be completed or will have the anticipated benefits to us;

•	acquisition and merger activities involving us or our competitors, including the ability to successfully complete merger, acquisition and divestiture plans;

•	our ability to recruit, effectively transition and retain management and key employees and maintain good labor relations;

•	the outcome of litigation;

•	changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation;

•	the timing and outcome of any audits, disputes and other proceedings related to taxes;

•	the effective tax rates;

•	the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•	the effect of changes in and application of accounting standards and pronouncements; and

•

other factors we discuss in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated herein by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of the mortgage bonds offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital,

•	capital expenditures,

•	acquisitions, and

•	the repayment or refinancing of debt.

Pending any specific application, we may initially invest funds, loan funds to affiliates or apply them to the reduction of short-term indebtedness or debt under our revolving credit facility.

DESCRIPTION OF OUR GENERAL MORTGAGE BONDS

The mortgage bonds that we may offer from time to time by this prospectus will be issued under our General Mortgage Indenture, dated as of October 10, 2002, as amended and supplemented (the mortgage indenture), with The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee. The lien of the mortgage indenture will be junior, subject and subordinate to the lien of our existing first mortgage indenture, so long as the existing first mortgage indenture is in effect. The term “first mortgage indenture” means the Mortgage and Deed of Trust, dated as of November 1, 1944, from our predecessor in interest, Houston Lighting & Power Company, to The Bank of New York Mellon Trust Company, National Association (successor to South Texas Commercial National Bank of Houston), as trustee, as heretofore and hereafter amended and supplemented, and “first mortgage bonds” means the first mortgage bonds issued thereunder.

We have incorporated by reference the mortgage indenture and the first mortgage indenture as exhibits to the registration statement of which this prospectus is a part. We have summarized selected provisions of the mortgage indenture, the mortgage bonds and the first mortgage indenture below. This summary is not complete and is qualified in its entirety by reference to the mortgage indenture and the first mortgage indenture. References to article and section numbers in this prospectus, unless otherwise indicated, are references to article and section numbers of the mortgage indenture. For purposes of this summary, the terms “we,” “our,” “ours,” and “us” refer only to CenterPoint Energy Houston Electric, LLC. and not to any of our subsidiaries.

We may issue mortgage bonds from time to time in one or more series under the mortgage indenture. We will describe the particular terms of each series of the mortgage bonds we offer in a supplement to this prospectus. The terms of the mortgage bonds will include those set forth in the mortgage indenture and those made a part of the mortgage indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the mortgage indenture that may be important to you before investing in our mortgage bonds.

As of the date of this prospectus, mortgage bonds have been issued and are outstanding in an aggregate principal amount equal to approximately $4.0 billion and additional mortgage bonds may be issued under the mortgage indenture, without limitation as to aggregate principal amount, on the basis of property additions, retired bonds or cash deposited with the trustee. Please read “— Issuance of Mortgage Bonds.”

Interest

Interest on the mortgage bonds will be payable on each interest payment date for each such mortgage bond for the period commencing on the next preceding interest payment date on which interest has been paid (or if no interest has been paid thereon, commencing on the date of issuance thereof) to, but not including, such interest payment date.

If any interest payment date or the date of maturity falls on a day that is not a business day, all payments to be made on such day shall be made on the next succeeding business day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any interest payable on any interest payment date other than maturity and not so punctually paid or duly provided for will cease to be payable to the person in whose name the mortgage bond is registered at the close of business on the applicable regular record date and will instead be payable to the person in whose name the mortgage bond (or one or more predecessor mortgage bonds) is registered at the close of business on a special record date for the payment of such interest to be fixed by the trustee, notice of which will be given to the registered holder of the mortgage bond (or one or more predecessor mortgage bonds) not less than 10 days prior to such special record date. (Section 307)

Payment of Mortgage Bonds; Transfers; Exchanges

Interest, if any, on each mortgage bond payable on each interest payment date will be paid to the person in whose name such mortgage bond is registered (the registered holder of any mortgage bond being hereinafter called a holder) as of the close of business on the regular record date relating to such interest payment date; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any mortgage bond, such defaulted interest may be payable to the holder of such mortgage bond as of the close of business on a date selected by the trustee which is not more than 15 days or less than 10 days prior to the date proposed by us for payment of such defaulted interest and not less than 10 days after the receipt by the trustee of the notice of the proposed payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such mortgage bond may be listed, if the trustee deems such manner of payment practicable. (Section 307)

The principal of and premium, if any, and interest on the mortgage bonds at maturity will be payable upon presentation of the mortgage bonds at the corporate trust office of The Bank of New York Mellon Trust Company, National Association in New York, New York as paying agent for us. We may change the place of payment on the mortgage bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 602)

The transfer of mortgage bonds may be registered, and mortgage bonds may be exchanged for other mortgage bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York Mellon Trust Company, National Association in New York, New York, as bond registrar for the mortgage bonds. We may change the place for registration of transfer and exchange of the mortgage bonds, and may designate one or more additional places for such registration and exchange, all at our discretion. (Sections 602 and 305) No service charge will be made for any registration of transfer or exchange of the mortgage bonds; however, we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of mortgage bonds. We will not be required to execute or to provide for the registration of transfer of or the exchange of:

•	any mortgage bond during a period of 15 days prior to giving any notice of redemption; or

•	any mortgage bond selected for redemption, in whole or in part, except the unredeemed portion of any mortgage bond being redeemed in part. (Section 305).

All moneys paid by us to a paying agent or the trustee (or held by us in trust) for the payment of the principal of or any premium or interest on a mortgage bond which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us at our request, and the holder of such mortgage bond thereafter may, as an unsecured general creditor, look only to us for payment thereof, and all liability of the paying agent, the trustee and us (as trustee) with respect thereto shall thereupon cease. (Section 603)

Book-Entry Delivery and Settlement

We may issue the mortgage bonds in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue mortgage bonds in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Security

Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under “— Release of Property” and “— Defeasance,” all outstanding mortgage bonds will be secured, equally and ratably, by the lien of the mortgage indenture on substantially all properties owned by us (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties (the mortgaged property).

The lien of the mortgage indenture will be junior, subject and subordinate to the lien of our existing first mortgage indenture, so long as the existing first mortgage indenture is in effect. As of March 31, 2020, there was approximately $102 million aggregate principal amount of first mortgage bonds outstanding with a final stated maturity date of March 15, 2021.

The mortgage indenture provides that until the first mortgage collateralization date (as defined below), we will not issue any additional first mortgage bonds under the first mortgage indenture, except:

•

first mortgage bonds in place of, and in substitution for, or to refund, other first mortgage bonds, if (a) the aggregate principal amount of such new first mortgage bonds shall not exceed the aggregate principal amount of such other first mortgage bonds, and (b) the final stated maturity date of such new first mortgage bonds shall be a date not later than the final stated maturity date of such other first mortgage bonds;

•	as necessary to replace any mutilated, lost or destroyed first mortgage bonds or to effect exchanges and transfers of first mortgage bonds; and

•

at any time first mortgage bonds are issued pursuant to the first bullet point above, additional first mortgage bonds in an aggregate principal amount of up to $118 million for the purpose of satisfying the requirement under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities (which indentures provide that, if we issue first mortgage bonds in certain circumstances, we also are required to issue first mortgage bonds to secure such pollution control bonds on an equal and ratable basis). (Section 611)

At any time, in our discretion, we may issue and deliver to the trustee as security under the mortgage indenture, first mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of mortgage bonds then outstanding; provided that such first mortgage bonds (the first mortgage collateral bonds) shall:

•	have terms of payment equivalent to those of such mortgage bonds;

•

provide that payments by us in respect of principal, premium, if any, or interest due under the mortgage bonds will offset our equivalent payment obligations under the first mortgage collateral bonds; and

•

provide for the mandatory redemption of the first mortgage collateral bonds upon acceleration of the maturity of such mortgage bonds unless acceleration is deemed to have been waived and the declaration and consequences of the acceleration are deemed to have been rescinded and annulled in accordance with the mortgage indenture. (Section 701)

The date on which such first mortgage collateral bonds are delivered to the trustee is referred to herein as the “first mortgage collateralization date.”

The first mortgage indenture constitutes a first mortgage lien on all of our present properties (except as stated below), subject to excepted encumbrances. There are excepted from the lien of the first mortgage indenture all of the following: cash and securities; equipment, materials or supplies acquired for consumption in the operation of our properties or for resale in the ordinary course of our business; timber, minerals, mineral rights and royalties; and accounts receivable, contracts, leases and operating agreements.

The first mortgage indenture contains provisions for subjecting certain after-acquired property to the lien thereof, subject to any preexisting liens and to certain limitations in the case of our consolidation or merger or the sale of substantially all of our assets.

The first mortgage indenture provides that the trustee thereunder will have a lien upon the mortgaged property, prior to the first mortgage bonds, for the payment of its reasonable compensation and expenses for indemnity against certain liabilities.

Lien of the Mortgage Indenture

General. The mortgage indenture constitutes a lien on substantially all our real property and tangible personal property, other than property excepted from such lien and such property as may be released from such lien in accordance with the terms of the mortgage indenture, subject to no liens prior to the lien of the mortgage indenture other than the lien of the first mortgage indenture (so long as the first mortgage indenture remains in effect) and other liens permitted to exist.

Permitted Liens and Certain Other Liens Permitted to Exist. The mortgage indenture provides that after-acquired property (other than excepted property) will be subject to the lien of the mortgage indenture; provided, however, that in the case of our consolidation or merger into another entity or transfer of the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor entity except properties acquired from us in or as a result of such transaction, and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof and that in the case of a consolidation or merger with respect to which we are the surviving entity, the mortgage indenture will not be required to be a lien on any properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof. (Article Thirteen) Please read “— Consolidation, Merger, Etc.” below. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens.

Without the consent of the holders, we and the trustee may enter into supplemental indentures in order to subject to the lien of the mortgage indenture additional property (including property which would otherwise be excepted from such lien). (Section 1401) Such property would thereupon constitute property additions (so long as it would otherwise qualify as property additions as described below) and be available as a basis for the issuance of additional mortgage bonds. Please read “— Issuance of Mortgage Bonds.”

Excepted Property. There are excepted from the lien of the mortgage indenture, among other things:

•	cash, deposit accounts, shares of stock, interests in general or limited partnerships, securities not deposited with or held by the trustee;

•	contracts, leases and other agreements of all kinds;

•	contract rights, bills, notes and other instruments and chattel paper;

•	all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments;

•

governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property);

•	certain intellectual property rights, domain names and other general intangibles including, but not limited to, computer software;

•

vehicles, movable equipment, vessels and aircraft and supplies used in connection with the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

•	all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business;

•	all materials, supplies, inventory and other personal property consumable in the operation of the mortgaged property;

•	fuel;

•	portable tools and equipment;

•	furniture and furnishings;

•

computers and data processing, data storage, data transmission, telecommunications and certain other facilities and equipment used primarily for administrative or clerical purposes or not otherwise necessary for the operation or maintenance of facilities and equipment for the generation, transmission and distribution of electric energy and our other buildings and improvements;

•	coal, ore, gas, oil and other minerals and timber, and all rights and interests in any of the foregoing;

•	electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

•

real property, gas wells, pipelines, and other facilities or property used or to be used for the production, gathering, transmission, storage or distribution of natural gas, crude oil or other hydrocarbons or minerals;

•	leasehold interests held by us as lessee;

•	facilities and equipment for the storage, transmission and distribution of water; and

•

other property excepted from or released from the lien of the first mortgage indenture prior to the date of the mortgage indenture. (See “Excepted Property” under “Granting Clauses” in the mortgage indenture and “Granting Clauses” in the first mortgage indenture.)

Permitted Liens. The lien of the mortgage indenture is subject to permitted liens and certain other liens permitted to exist. Under the mortgage indenture, permitted liens include the following, among other, liens:

•	liens for taxes, assessments and other governmental charges which are not delinquent or are being contested in good faith or which secure charges that do not exceed $5 million;

•

mechanics’, workmen’s and similar liens and certain other liens arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•	liens in respect of judgments:

•

in an amount not exceeding the greater of $10 million and 3% of the sum of the then outstanding aggregate principal amount of mortgage bonds and first mortgage bonds other than first mortgage collateral bonds then outstanding; or

•	with respect to which we shall in good faith be prosecuting an appeal and with respect to which we have secured a stay of execution pending such appeal or shall have the right to prosecute an appeal;

•

easements, leases or other rights of others in, and defects in title to, the mortgaged property which do not in the aggregate materially impair the use by us of the mortgaged property considered as a whole;

•

liens, defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes or property held by us under lease, easement, license or similar right; provided, however, that (i) we have obtained from the apparent owner of such property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which we acquired the same, (ii) we have power under eminent domain or similar statutes to remove such defects, irregularities or limitations or (iii) such defects, irregularities and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities and limitations in title to flood lands, flooding rights and/or water rights;

•	liens securing indebtedness and other obligations of others upon real property existing at the date of the mortgage indenture or at the time of our acquisition of such property;

•	leases existing at the date of the mortgage indenture and subsequent leases for not more than 15 years or which do not materially impair our use of the property subject thereto;

•	liens of lessors or licensors for amounts due which are not delinquent or are being contested in good faith;

•	controls, restrictions or obligations imposed by governmental authorities upon the mortgaged property or the operation thereof;

•	rights of governmental authorities to purchase or designate a purchaser of the mortgaged property;

•

liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program;

•	liens to secure the performance of duties or public or statutory, bid or performance obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

•	rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property;

•

rights and interests of persons other than us arising out of agreements to which we are a party relating to the common ownership or joint use of property, and liens on the interests of such persons in such property if and to the extent that the enforcement of such liens would not adversely affect our interests in such property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service company;

•	liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made;

•

easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair the use by us of such property or rights-of-way;

•

liens on our air or water pollution control, sewage or solid waste disposal or other similar facilities in connection with the issuance of pollution control revenue bonds, in connection with financing the cost of, or construction, acquisition, improvement, repair or maintenance of, such facilities;

•	the trustee’s lien specified below;

•	prepaid liens; and

•	the lien of the first mortgage indenture. (Granting Clauses and Section 101)

“Prepaid lien” means any lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or investment securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in investment securities of the moneys and/or the principal of and interest on the investment securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder; and provided, further, that the first mortgage indenture shall not be deemed to be a prepaid lien unless it shall have been satisfied and discharged and all first mortgage bonds issued thereunder shall be deemed to have been paid, all in accordance with the provisions thereof. (Section 101)

Trustee’s Lien. The mortgage indenture provides that the trustee will have a lien, prior to the lien on behalf of the holders of mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Section 1107)

Issuance of Mortgage Bonds

The aggregate principal amount of mortgage bonds that may be authenticated and delivered under the mortgage indenture is unlimited. (Section 301). Additional mortgage bonds of any series may be issued from time to time, provided that the first mortgage collateralization date has not occurred, on the basis of property additions, retired bonds (as such terms are defined below) and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

•

70% of the cost (as defined below) or fair value (as defined below) (whichever is less) of property additions (as described below) that do not constitute funded property (as defined below) after certain deductions and additions, primarily including adjustments to offset property retirements;

•	the aggregate principal amount of retired bonds; and

•	an amount of cash deposited with the trustee. (Article Four)

As of March 31, 2020, the aggregate principal amount of additional mortgage bonds and first mortgage bonds that could be issued was approximately $4.2 billion based on retired bonds and 70% of property additions. We have contractually agreed, subject to certain exceptions, that we will not issue additional first mortgage bonds.

In addition, any issuance of additional mortgage bonds after March 31, 2003, other than any issuance on the basis of retired bonds having an applicable interest rate not less than the interest rate applicable to the additional mortgage bonds to be issued, requires that we provide a net earnings certificate demonstrating that the adjusted net earnings (as defined below) for the specified 12-month period are not less than 200% of the annual interest requirements (as defined below) for the specified 12-month period.

“Adjusted net earnings” means the amount for a period of 12 consecutive calendar months within the 18 calendar months immediately preceding the first day of the month in which we intend to issue additional mortgage bonds of:

•	our operating revenues for such period; minus

•	our operating expenses, excluding:

•	expenses for taxes on income or profits;

•	provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property or provisions for amortization of property;

•

interest expense, including the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement or amortization of any indebtedness;

•	non-recurring charges or expenses; and

•	provisions for any refund of our revenues previously collected or accrued; plus

•	our other income, net of related expenses (excluding expenses or provisions for any non-recurring charges).

“Annual interest requirements” means the interest requirements for one year, at the respective stated interest rates, if any, borne before maturity, upon:

•	all outstanding mortgage bonds, except any for the payment or redemption of which mortgage bonds applied for are to be issued;

•	all mortgage bonds then applied for in pending applications for the original issuance of mortgage bonds, including the application in connection with which the net earnings certificate is made;

•	all outstanding first mortgage bonds, except any for the payment or redemption of which the mortgage bonds applied for are to be issued; and

•	the principal amount of all other indebtedness, except:

•	first mortgage collateral bonds;

•	our indebtedness, the repayment of which supports or is supported by other indebtedness included in annual interest requirements pursuant to one of the other clauses of this definition;

•	indebtedness for the payment of which the mortgage bonds applied for are to be issued; and

•	indebtedness secured by a prepaid lien prior to the lien of the mortgage indenture upon property subject to the lien of the mortgage indenture;

outstanding on the date of such computation and secured by a lien on a parity with or prior to the lien of the mortgage indenture upon property subject to the lien of the mortgage indenture, if such indebtedness has been issued, assumed or guaranteed by us or if we customarily pay the interest upon the principal thereof or collections from our customers are applied to, or pledged as security for the payment of such interest;

provided, however, that if any such indebtedness bears interest at a variable rate, then the interest requirement on such indebtedness shall be determined by reference to the rate in effect on the day immediately preceding the date of such computation in the case of outstanding indebtedness and by reference to the rate in effect at issuance in the case of indebtedness to be issued; and provided, further, that any amounts collected by others to be applied to debt service on our indebtedness, and not otherwise treated on our books as revenue, shall be added to our operating revenues when determining adjusted net earnings.

“Cost” with respect to property additions generally means the sum of:

•	any cash paid in the acquisition of such property;

•	an amount equivalent to the fair market value in cash of any securities or other property paid in the acquisition of such property;

•	the principal amount of any obligations secured by prior lien (other than the lien of the first mortgage indenture) upon such property additions outstanding at the time of the acquisition thereof;

•	the principal amount of any other obligations incurred or assumed in connection with the payment for such property additions or for the acquisition thereof; and

•

any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to our plant or other property accounts with respect to such property additions as part of the cost of construction or acquisition thereof, including, but not limited to any allowance for funds used during construction or any similar or analogous amount;

provided, however, that:

•

with respect to property additions owned by our successor immediately prior to the time it shall have become such successor or acquired by our successor in or as a result of an acquisition, consolidation or merger (excluding property additions owned by us), cost shall mean the amount or amounts at which such property additions are recorded in the plant or other property accounts of such successor, or the predecessor from which such property additions are acquired, as the case may be, immediately prior to such consolidation or merger;

•

with respect to property additions which shall have been acquired (otherwise than by construction) by us without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness or other obligation, no determination of cost shall be required and, wherever provision is made for cost or fair value, cost with respect to such property additions shall mean an amount equal to the fair value to us thereof or, if greater, the aggregate amount reflected in our books of account with respect thereto upon the acquisition thereof; and

•

in no event shall the cost of property additions be required to reflect any depreciation or amortization in respect of such property additions, or any adjustment to the amount or amounts at which such property additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any property additions include property which has been used or operated by third parties in a business similar to that in which it has been or is to be used or operated by us, the cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired and in such case the term property additions as defined herein may include such goodwill, going concern value rights and intangible property.

“Fair value,” with respect to property, generally means the fair value of such property as may reasonably be determined by reference to:

•

the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell;

•	the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise;

•	the cost, accumulated depreciation and replacement cost with respect to such property; and/or

•	any other relevant factors;

provided, however, that:

•	the fair value of property shall generally be determined without deduction for any liens on such property prior to the lien of the mortgage indenture; and

•

the fair value of property additions shall not reflect any reduction relating to the fact that such property additions may be of less value to a person which is not the owner or operator of the mortgaged property or any portion thereof than to the owner or operator.

Fair value may be determined, in the discretion of the expert certifying the same, without physical inspection, by the use of accounting and/or engineering records and/or other data maintained by us or otherwise available to such expert.

“Funded property” generally includes property additions which have been designated funded property in an expert’s certificate, made the basis of the authentication and delivery of mortgage bonds, made the basis for the release of mortgaged property, made the basis for the withdrawal of cash, substituted for retired funded property or used for other specified purposes under the mortgage indenture. (See Section 102)

“Property additions” generally include any property which is owned by us and is subject to the lien of the mortgage indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 103)

“Retired bonds” means, generally:

•

mortgage bonds which are no longer outstanding under the mortgage indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of mortgage bonds, the release of property or the withdrawal of cash; and

•

certain first mortgage bonds issued under the first mortgage indenture which could be used as a basis for the authentication and delivery of additional first mortgage bonds under the first mortgage indenture and have been retired after the initial issuance of mortgage bonds under the mortgage indenture;

provided, however, that no first mortgage bond may be used as the basis for the authentication and delivery of both additional mortgage bonds and additional first mortgage bonds. (See Section 101)

Outstanding Mortgage Bonds

As of March 31, 2020, we have outstanding approximately $4.0 billion aggregate principal amount of mortgage bonds, including:

•

approximately $68 million aggregate principal amount of mortgage bonds issued to trustees under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities. These mortgage bonds secure the obligation of CenterPoint Energy under various installment payment and bond amortization agreements to pay installments of principal and interest that support the related pollution control bonds; and

•	approximately $3.9 billion aggregate principal amount of mortgage bonds issued directly to the public.

Release of Property

Unless an event of default (as defined below) has occurred and is continuing, we may obtain the release from the lien of the mortgage indenture of any funded property upon delivery to the trustee of certain certificates and an amount in cash equal to the amount, if any, by which 70% of the cost of the property to be released (or, if less at that time, the fair value of such property at the time it became funded property) exceeds the aggregate of:

•	an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens delivered to the trustee, subject to certain limitations described below;

•

an amount equal to 70% of the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release);

•	the aggregate principal amount of additional mortgage bonds we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release);

•

any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens upon the property released delivered to the trustee or other holder of a lien prior to the lien of the mortgage indenture, subject to certain limitations described below;

•	on or after the first mortgage collateralization date, the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds;

•	the aggregate principal amount of outstanding mortgage bonds delivered to the trustee (with such mortgage bonds to be canceled by the trustee); and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (Section 803)

As used in the mortgage indenture, the term “purchase money lien” means, generally, a lien on the property being acquired, disposed of by us or being released from the lien of the mortgage indenture, which is taken or retained by the transferor of such property to secure all or part of the purchase price thereof or granted to one or more other persons (other than the transferor) who by making advances or incurring an obligation, give value to enable the grantor of the lien to acquire rights in such property, or granted to another person in connection with the release of property from the lien of the mortgage indenture on the basis of a deposit with the trustee or other holder of a lien prior to the lien of the mortgage indenture of obligations secured by such lien on such property, or held by a trustee or agent for the benefit of any such persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property or which otherwise constitutes a purchase money lien under applicable law. (Section 101) Generally, the principal amount of obligations secured by purchase money liens used as the basis for the release of property may not exceed 75% of the fair value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such purchase money lien. (Section 803)

Property that is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the trustee as long as:

•

the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero; or

•

the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired, made or constructed within the 90-day period preceding the request of such release. (Section 804)

The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the trustee. (Sections 802, 805, 807 and 808)

If we retain any interest in any property released from the lien of the mortgage indenture, the mortgage indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless we execute a supplemental indenture containing a grant, conveyance, transfer and mortgage thereof. (Section 809)

Withdrawal of Cash

Unless an event of default has occurred and is continuing and subject to certain limitations, cash held by the trustee may, generally:

•	be withdrawn by us:

•

to the extent of an amount equal to 70% of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the withdrawal);

•

in an amount equal to the aggregate principal amount of additional mortgage bonds that we would be entitled to issue on the basis of retired bonds (with the entitlement to such issuance being waived by operation of such withdrawal);

•

on or after the first mortgage collateralization date, in an amount equal to the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds;

•	in an amount equal to the aggregate principal amount of outstanding mortgage bonds delivered to the trustee; or

•

upon our request, be applied to the purchase of mortgage bonds or the payment (or provision therefor) at stated maturity of any mortgage bonds or the redemption (or provision therefor) of any mortgage bonds which are redeemable. (Section 806)

Consolidation, Merger, Etc.

We may not consolidate with or merge into any other entity or convey, transfer or lease, subject to the lien of this mortgage indenture, the mortgaged property as or substantially as an entirety to any entity unless:

•

the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer, or which leases, the mortgaged property as or substantially as an entirety is an entity organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia; and

•	such entity executes and delivers to the trustee a supplemental indenture that:

•

in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the mortgage bonds then outstanding, contains an express assumption by such entity of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the mortgage bonds and the performance of all of our covenants and conditions under the mortgage indenture; and

•	in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by such entity:

•	confirming the lien of the mortgage indenture on the mortgaged property; and

•

subjecting to such lien all property thereafter acquired by such entity that shall constitute an improvement, extension or addition to the mortgaged property or renewal, replacement or substitution of or for any part thereof and, at the election of such entity, subjecting to the lien of the mortgage indenture such other property then owned or thereafter acquired by such entity as such entity shall specify; and

•	in the case of a lease, such lease is made expressly subject to termination by us or by the trustee at any time during the continuance of an event of default; and

•

immediately after giving effect to such transaction, no event of default and no event which, with notice or lapse of time or both, would become an event of default shall have occurred and be continuing. (Section 1301)

In the case of the conveyance or other transfer of the mortgaged property as or substantially as an entirety to any other entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the mortgage indenture and on the mortgage bonds then outstanding unless we elect to waive such release and discharge. (Section 1304) For purposes of this section, “entity” means an individual, corporation, limited liability company, company, association, joint stock company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or governmental authority.

Modification of Mortgage Indenture

Modifications without Consent. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for any of the following purposes, among others:

•	to evidence the succession of another entity to us and the assumption by any such successor of our covenants and agreements in the mortgage indenture and in the mortgage bonds; or

•

to add one or more covenants or other provisions for the benefit of all holders or for the benefit of the holders of, or to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series (for the purposes of this subsection, “series” includes tranches thereof), or to surrender any right or power conferred upon us by the mortgage indenture; or

•

to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture; or better to assure, convey and confirm to the trustee any property subject or required to be subjected to the lien of the mortgage indenture; or to subject to the lien of the mortgage indenture additional property (including property of others); to specify any additional permitted liens with respect to such additional property and to modify the provisions in the mortgage indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

•	to establish the form or terms of additional mortgage bonds of any series as permitted by the mortgage indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

•	to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the mortgage bonds; or

•	to change any place or places where:

•	the principal of and premium, if any, and interest, if any, on all or any series of mortgage bonds will be payable;

•	all or any series of mortgage bonds may be surrendered for registration of transfer;

•	all or any series of mortgage bonds may be surrendered for exchange; and

•	notices and demands to or upon us in respect of all or any series of mortgage bonds and the mortgage indenture may be served; or

•

to provide for the authentication and delivery of bearer bonds and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

•	to comply with the rules of any securities exchange on which any series of mortgage bonds may be listed; or

•

to modify the mortgage indenture to comply with the Trust Indenture Act of 1939, as amended (the Trust Indenture Act) or any similar federal statute, and to add such provisions as may be expressly permitted by such act, subject to certain exceptions; or

•

to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other additions to, deletions from or other changes to the provisions thereof; provided that such additions, deletions and/or other changes do not adversely affect the interests of the holders of mortgage bonds of any series in any material respect. (Section 1401)

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the mortgage indenture in such a way as to require changes to the mortgage indenture or the incorporation therein of additional provisions, the mortgage indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1401)

Modifications Requiring Consent. Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of mortgage bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding mortgage bonds of all series so directly affected, considered as one class, will be required; and provided, further, that if the mortgage bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage bonds of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or any premium payable upon the redemption thereof, or reduce the amount of the principal of any discount bond or other mortgage bond that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency in which any mortgage bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any mortgage bond (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the holder of such mortgage bond;

•

permit the creation of any lien (not otherwise permitted by the mortgage indenture) ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property or deprive the holders of the benefit of the lien of the mortgage indenture, without, in any such case, the consent of the holders of all mortgage bonds then outstanding;

•

reduce the percentage in principal amount of the outstanding mortgage bonds of any series, or tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding mortgage bond of such series; or

•

modify any of the provisions (with certain exceptions) of the mortgage indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the mortgage bonds without the consent of the holder of each outstanding mortgage bond affected thereby.

A supplemental indenture that changes or eliminates any covenant or other provision of the mortgage indenture that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series or modifies the rights of the holders of mortgage bonds of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the mortgage bonds of any other series. (Section 1402)

Waiver

The holders of at least a majority in aggregate principal amount of all mortgage bonds may waive our obligations to comply with certain covenants, including the covenants to maintain our corporate or other legal existence and properties, pay taxes and discharge liens and maintain certain insurance and our covenant with respect to merger, consolidation or the transfer or lease of the mortgaged property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The holders of at least a majority of the aggregate principal amount of outstanding mortgage bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to mortgage bonds of such series or tranches thereof. (Section 609) The holders of at least a majority in aggregate principal amount of all mortgage bonds outstanding may waive past defaults, not including defaults in the payment of principal, premium or interest or defaults with respect to provisions that cannot be modified without the consent of each holder affected thereby, under the mortgage indenture. (Section 1017)

Events of Default

Each of the following events constitutes an event of default under the mortgage indenture:

•	failure to pay interest on any mortgage bond within 30 days after the same becomes due and payable;

•	failure to pay principal of or premium, if any, on any mortgage bond when it becomes due and payable;

•

failure to perform or breach of any of our covenants or warranties in the mortgage indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of outstanding mortgage bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default,” unless the trustee, or the trustee and the holders of a principal amount of mortgage bonds not less than the principal amount of mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued;

•	certain events relating to reorganization, bankruptcy and insolvency of us or appointment of a receiver, trustee or other similar official for our property; and

•

the occurrence of any default or any other event under the first mortgage indenture, and the expiration of the applicable grace period, if any, specified in the first mortgage indenture, if the effect of such default or other event is to accelerate, or to permit the acceleration of, the maturity of any amount due under the first mortgage indenture; provided, however, that the waiver or cure of such event of default under the first mortgage indenture shall constitute a cure of such default. (Section 1001)

Each of the following events constitutes an event of default under the first mortgage indenture:

•	failure to pay principal when due;

•	failure to pay any interest installment, continued for 60 days;

•	failure to pay any installment of any fund established under the first mortgage indenture for the purchase or redemption of any first mortgage bonds, continued for 60 days;

•	failure to perform any covenant of the company, continued for 90 days after written notice; and

•	certain events in bankruptcy, reorganization or insolvency.

Remedies

Acceleration of Maturity. If an event of default occurs and is continuing, then the trustee or the holders of not less than 33% in principal amount of mortgage bonds then outstanding may declare the principal amount (or if the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture) of all of the mortgage bonds then outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the mortgage bonds then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the trustee as provided in the mortgage indenture, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest, if any, on all mortgage bonds then outstanding;

•

the principal of and premium, if any, on any mortgage bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate prescribed therefor in such mortgage bonds; and

•	all amounts due to the trustee as compensation and reimbursement as provided in the mortgage indenture; and

•

any other event or events of default, other than the non-payment of the principal of mortgage bonds that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the mortgage indenture. (Section 1002)

Possession of Mortgaged Property

Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage bonds (or if the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture), if not previously due, will become immediately due and payable, together with premium, if any, and any accrued interest. (Sections 1003, 1004 and 1005)

Right to Direct Proceedings

If an event of default occurs and is continuing, the holders of a majority in principal amount of the mortgage bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction does not conflict with any rule of law or with the mortgage indenture, and the trustee may take any other action deemed proper by it which is not inconsistent with such direction and the trustee may decline to follow such direction if it shall determine in good faith that the proceeding would involve it in personal liability. (Section 1016)

Limitation On Right to Institute Proceedings

No holder of any mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or for the appointment of a receiver or for any other remedy thereunder unless:

•	such holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of not less than a majority in aggregate principal amount of the mortgage bonds then outstanding have made written request to the trustee to institute proceedings in respect of such event of default and have offered the trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

•

for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of mortgage bonds then outstanding.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (Section 1011)

No Impairment of Right to Receive Payment

Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage indenture is subject to certain conditions precedent, each holder of an mortgage bond has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. (Section 1012)

Notice of Default

The trustee is required to give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the third bullet point under “Events of Default” may be given until at least 75 days after the occurrence thereof. (Section 1102) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of such notice to be in the interests of the holders.

Indemnification of Trustee

As a condition precedent to certain actions by the trustee in the enforcement of the lien of the mortgage indenture and institution of action on the mortgage bonds, the trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (Sections 1011, 1101 and 1103)

Remedies Limited By State Law

The laws of any jurisdiction where the mortgaged property is located may limit or deny the ability of the trustee or bondholders to enforce certain rights and remedies provided in the mortgage indenture in accordance with their terms.

Defeasance

Any mortgage bonds, or any portion of the principal amount thereof, will be deemed to have been paid for all purposes of the mortgage indenture, and the entirety of our indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust:

•	money (including funded cash not otherwise applied pursuant to the mortgage indenture) in an amount which will be sufficient;

•

in the case of a deposit made prior to the date on which principal is due, eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or such paying agent, will be sufficient; or

•	a combination of options in the preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such mortgage bonds or portions thereof. (Section 901) For this purpose, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Notwithstanding the foregoing, no mortgage bond shall be deemed to have been paid as aforesaid unless we shall have delivered to the trustee either:

•

an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the mortgage indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding mortgage bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

•

an instrument wherein we, notwithstanding the satisfaction and discharge of our indebtedness in respect of mortgage bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the trustee such additional sums of money, if any, or additional government obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such mortgage bonds or portions thereof; provided, however, that such instrument may state that our obligation to make additional deposits as aforesaid shall be subject to the delivery to us by the trustee of (i) a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof and (ii) an opinion of tax counsel in the United States reasonably acceptable to the trustee to the effect that the holders of the outstanding mortgage bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Duties of the Trustee; Resignation; Removal

The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the trustee will be under no obligation to exercise any of the powers vested in it by the mortgage indenture at the request of any holder of mortgage bonds, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 1103) The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 1101)

The trustee may resign at any time by giving written notice thereof to us or may be removed at any time by the holders of a majority in principal amount of mortgage bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the mortgage indenture. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the mortgage indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage indenture. (Section 1110)

Evidence to Be Furnished to the Trustee

Compliance with mortgage indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the mortgage indenture requires that we give the trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the mortgage indenture.

Governing Law

New York law governs the mortgage indenture and the mortgage bonds, except to the extent that the law of any jurisdiction where any portion of the mortgaged property is located will govern the creation, perfection, priority or enforcement of the lien of the mortgage indenture, or the exercise of remedies with respect to such portions of the mortgaged property. (Section 115)

The Trustee

The Bank of New York Mellon Trust Company, National Association is the trustee under the mortgage indenture and will be the principal paying agent and registrar for the mortgage bonds. As of March 31, 2020, the trustee served as trustee for approximately $4.1 billion aggregate principal amount of our debt securities and pollution control bonds issued on our behalf. In addition, the trustee serves as trustee or fiscal agent for debt securities of our affiliates aggregating approximately $5.5 billion as of March 31, 2020. CenterPoint Energy maintains brokerage relationships with the trustee and its affiliates, each of whom may maintain other relationships with CenterPoint Energy or its affiliates in the ordinary course of business in the future.

PLAN OF DISTRIBUTION

We may sell the offered mortgage bonds in and outside the United States:

•	through underwriters or dealers,

•	directly to purchasers, including our affiliates,

•	through agents, or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the name or names of any managing underwriter or underwriters,

•	the purchase price of the mortgage bonds,

•	the net proceeds to us from the sale of the mortgage bonds,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the mortgage bonds for their own account. The underwriters may resell the mortgage bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer mortgage bonds to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the mortgage bonds will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered mortgage bonds if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the mortgage bonds in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered mortgage bonds sold for their account may be reclaimed by the syndicate if the offered mortgage bonds are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered mortgage bonds, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of mortgage bonds, we may sell the mortgage bonds to them as principals. They may then resell those mortgage bonds to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the mortgage bonds may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these mortgage bonds. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the mortgage bonds directly. In that event, no underwriters or agents would be involved. We may also sell the mortgage bonds through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered mortgage bonds, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the mortgage bonds directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those mortgage bonds. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase mortgage bonds from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered mortgage bonds in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell mortgage bonds covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the mortgage bonds in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Each series of offered mortgage bonds will be a new issue and will have no established trading market. We may elect to list any series of offered mortgage bonds on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered mortgage bonds. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered mortgage bonds will develop.

LEGAL MATTERS

The validity of the mortgage bonds described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Jason M. Ryan, Esq., our Senior Vice President and General Counsel, or Monica Karuturi, Esq., our Vice President and Deputy General Counsel, may pass upon other legal matters for us. Each of Mr. Ryan and Ms. Karuturi is the beneficial owner of less than 1% of CenterPoint Energy’s common stock. Any underwriters will be advised regarding issues relating to any offering by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from CenterPoint Energy Houston Electric, LLC’s Current Report on Form 8-K filed on May 19, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

$                 % General Mortgage Bonds, Series AE, due 20

$                 % General Mortgage Bonds, Series AF, due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BNP PARIBAS

Citigroup

Credit Suisse

TD Securities

Wells Fargo Securities

BNYM Mellon Capital Markets, LLC

Comerica Securities

RBC Capital Markets

Truist Securities

Co-Manager

C.L. King & Associates

March            , 2021